SUBSIDIARIES OF THE REGISTRANT

RSL United States Subsidiaries
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Name                                                    State of Incorporation

International Telecommunication Group, Ltd.             Delaware
RSL COM U.S.A., Inc.                                    Delaware
RSL COM PrimeCall, Inc.                                 Delaware
Delta Three, Inc.                                       Delaware
Cyberlink, Inc.                                         California

RSL Foreign Subsidiaries
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Name                                                    Country of Organization

RSL Communications PLC                                  United Kingdom
RSL Communications Latin America, Ltd.                  Bermuda
RSL COM Europe Ltd.                                     United Kingdom
RSL COM Sweden AB                                       Sweden
RSL COM Finland OY                                      Finland
RSL COM France S.A.                                     France
RSL COM Deutschland GmbH                                Germany
Belnet Nederland B.V.                                   Netherlands
RSL COM Australia Pty. Ltd.                             Australia